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                                                                    EXHIBIT 4.05

                             INFRASWITCH CORPORATION

               2000 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN

      1. PURPOSE. The purpose of the 2000 Employee and Consultant Equity Incentive Plan (the "Plan") of InfraSwitch Corporation, a Delaware corporation (the "Company"), is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

      2. SHARES SUBJECT TO THE PLAN.

            2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be five million (5,000,000) Shares. Subject to Sections 2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited; or (c) are subject to an Award that otherwise terminates without Shares being issued. No individual may receive Awards or more than five hundred thousand (500,000) Shares hereunder.

            2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan; (b) the Exercise Prices of and number of Shares subject to outstanding Options; and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee.

      3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company, or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan.

      4. ADMINISTRATION.

            4.1 COMMITTEE AUTHORITY. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

                  (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

                  (b) prescribe, amend and rescind rules and regulations relating to the Plan;

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                  (c)   select persons to receive Awards;

                  (d)   determine the form and terms of Awards;

                  (e) determine the number of Shares or other consideration subject to Awards;

                  (f) determine whether Awards will be granted singly, in combination, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

                  (g)   grant waivers of Plan or Award conditions;

                  (h) determine the vesting, exercisability and payment of Awards;

                  (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

                  (j)   determine whether an Award has been earned; and

                  (k) make all other determinations necessary or advisable for the administration of the Plan.

            4.2 COMMITTEE DISCRETION. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

            4.3 EXCHANGE ACT REQUIREMENTS. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two (2) persons (who are members of the Board), each of whom is a Disinterested Person.

      5. OPTIONS. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

            5.1 FORM OF OPTION GRANT. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NSO ("Stock Option Agreement"), and he in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

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            5.2 DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

            5.3 EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

            5.4 EXERCISE PRICE. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

            5.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with appropriate payment of the Exercise Price for the number of Shares being purchased.

            5.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

                  (a) If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event, no later than the expiration date of the Options.

                  (b) If the Participant is terminated because of death or Disability (or the Participant dies within three (3) months of such termination), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event no later than the expiration date of the Options;

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                        provided, however, that in the event of termination due
                        to Disability other than as defined in Section 22(e)(3) of the Code, any ISO that remains exercisable after ninety (90) days after the date of termination shall be deemed a NSO.

            5.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided, however, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

            5.8 LIMITATIONS ON ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($ 100,000), the Options for the first One Hundred Thousand Dollars ($ 100,000) worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($ 100,000) that become exercisable in that calendar year shall be NSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

            5.9 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided, however, that any such action may not without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price.

            5.10 NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

      6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

            6.1 FORM OF RESTRICTED STOCK AWARD. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the shares to the Company within thirty (30) days from the

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date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

            6.2 PURCHASE PRICE. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price shall be one hundred and ten percent (110%) of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

            6.3 RESTRICTIONS. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on length of service, performance or such other factors or criteria as the Committee may determine. Restricted Stock Awards which the Committee intends to qualify under Code section 162(m) shall be subject to a performance-based goal. Restrictions on such stock shall lapse based on one or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of (a) ninety (90) days after the commencement of the performance period with respect to which the Restricted Stock award is made and
(b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

      7. STOCK BONUSES.

            7.1 AWARDS OF STOCK BONUSES. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan subject to Section
7.2 herein, a Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon such other criteria as the Committee may determine.

            7.2 CODE SECTION 162(m). A Stock Bonus that the Committee intends to qualify for the performance-based exception under Code section 162(m) shall only be awarded based upon the attainment of one or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of: (a) ninety (90) days after the commencement of the performance period with respect to which the Stock Bonus award is made; and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

            7.3 TERMS OF STOCK BONUSES. The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus; (b) the performance goals and criteria to be

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used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

            7.4 FORM OF PAYMENT. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

            7.5 TERMINATION DURING PERFORMANCE PERIOD. If a Participant is Terminated during a Performance Period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.

      8. PAYMENT FOR SHARE PURCHASES.

            8.1 PAYMENT. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                  (a) by cancellation of indebtedness of the Company to the Participant;

                  (b) by surrender of Shares that either (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Participant in the public market;

                  (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

                  (d) by waiver of compensation due or accrued to Participant for services rendered;

                  (e)   by tender of property;

                  (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                        (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of

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                              Securities Dealers (an "NASD Dealer") whereby the
                              Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                        (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                  (g)   with respect only to purchases upon exercise of an
                        Option:

                        (1) In the event that the Option is exercised immediately prior to the closing by the Company of a "corporate transaction" as defined in Section
                              18.1 below, or the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act (the "Initial Public Offering"), in lieu of exercising the Option in the manner provided above, the Participant may elect to receive shares equal to the value of the Option (or the portion thereof being canceled) by surrender of this Option at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

                        X =   Y(A-B)/A

       Where            X = The number of shares of Common Stock to be issued
                  to the Participant.

                        Y = The number of shares of Common Stock purchasable
                  under the Option (at the date of such calculation).

                        A = The fair market value of one share of Common Stock
                  (at the date of such calculation).

                        B = The Purchase Price (as adjusted to the date of such
                  calculation).

                        (2) For purposes of this Section (g), the fair market value of the Company's Common Stock shall be the price per share which the Company receives for a single share of Common Stock in the corporate transaction, or, if the Option is exercised in connection with the Initial Public Offering, the fair market value of the Company's Common Stock shall be equal to the mid-price of the range of prices set forth in the registration statement relating to the Initial Public Offering or, if a subsequent amendment thereto sets forth a different range of prices (other than a "pricing amendment"

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                              setting forth a single, final price) then the
                              mid-price of the range of prices set forth in such amendment; or

                  (h)   by any combination of the foregoing.

            8.2 LOAN GUARANTIES. The Committee may help the Participant pay for Shares purchased under the Plan by authorizing a guaranty by the Company of a third-party loan to the Participant.

      9. WITHHOLDING TAXES.

            9.1 WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

            9.2 STOCK WITHHOLDING. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                  (a) the election must be made on or prior to the applicable Tax Date;

                  (b) once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

                  (c) all elections shall be subject to the consent or disapproval of the Committee;

                  (d) if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax
                        Date), or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; and

                  (e) in the event that the Tax Date is deferred under Section 83 of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

      10. PRIVILEGES OF STOCK OWNERSHIP.

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            10.1 VOTING AND DIVIDENDS. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restriction ; as the Restricted Stock.

            10.2 FINANCIAL STATEMENTS. The Company shall provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

      11. TRANSFERABILITY. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

      12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party.

      13. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

      14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to place and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

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      15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

      16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

      17. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

      18. CORPORATE TRANSACTIONS.

            18.1 ASSUMPTION OR REPLACEMENT OF AWARDS BY SUCCESSOR. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants);
(b) a dissolution or liquidation of the Company; (c) the sale of substantially all of the assets of the Company; or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation (if any), which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

            In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Subsection 18.1, the vesting of any unvested Options shall accelerate, and the holders thereof shall be provided notice of such acceleration and an opportunity to exercise the Options in full in the transaction, and such Options shall expire in such transaction at such time and on such conditions as the Board shall determine.

            18.2 OTHER TREATMENT OF AWARDS. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

            18.3 ASSUMPTION OF AWARDS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted approximately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

      19. ADOPTION AND SHAREHOLDER APPROVAL. The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (c) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Award shall be cancelled and any purchase of Shares hereunder shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to shareholder approval.

      20. TERM OF PLAN. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval of the Plan.

      21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

      22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the share holders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      23. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

            "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

            "AWARD" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

            "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

            "BOARD" means the Board of Directors of the Company.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

            "COMPANY" means InfraSwitch, Inc, a corporation organized under the laws of the State of Delaware, or any successor corporation.

            "DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

            "DISINTERESTED PERSON" means a director who has not, during the period that person is a member of the Committee and for one (1) year prior to service as a member of the Committee, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

            "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                  (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                  (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

            "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

            "OPTION" means an award of an option to purchase Shares pursuant to
Section 5.

            "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            "PARTICIPANT" means a person who receives an Award under the Plan.

            "PLAN" means this InfraSwitch 2000 Employee and Consultant Equity Incentive Plan, as amended from time to time.

            "RESTRICTED STOCK AWARD" means an award of Shares pursuant to
Section 6.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SHARES" means shares of the Company's Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

            "STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

            "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such claim.

            "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided, however, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

NO._ __

                                  GOBEAM, INC.
               2000 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between GoBeam, Inc., a Delaware corporation (the "Company"), and the participant named below ("Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2000 Employment and Consultant Equity Incentive Plan (the "Plan").

PARTICIPANT:                  ___________________________

SOCIAL SECURITY NUMBER:       ___________________________

ADDRESS:                      ___________________________

TOTAL OPTION SHARES:          _______________________

EXERCISE PRICE PER SHARE:     ___________________________

DATE OF GRANT:                ___________________________

FIRST VESTING DATE:           ___________________________

EXPIRATION DATE:              ___________________________

TYPE OF STOCK OPTION
(CHECK ONE):                          [ ] INCENTIVE STOCK OPTION
                                      [ ] NONQUALIFIED STOCK OPTION

            1. GRANT OF OPTION. The Company hereby grants to Participant an option (the "Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            2. EXERCISE PERIOD.

                  2.1 EXERCISE PERIOD OF OPTION. Provided Participant continues to be an employee or service provider of the Company or any Subsidiary or Parent throughout the specified period, the Option shall become exercisable as to portions of the Shares as follows: (a) This Option shall not be exercisable with respect to any of the Shares until the First Vesting Date set forth above (the "First Vesting Date"); (b) on the First Vesting Date the Option shall become exercisable as to twenty-five percent (25%) of the Shares; and (c) thereafter, the remaining seventy-five percent (75%) shall vest at the rate of one thirty-sixth (1/36) per month for thirty-six (36) consecutive months commencing one month after the First Vesting Date. If application of the vesting percentage causes a fractional Share, such Share shall be rounded down to a whole Share.

                  2.2 EXPIRATION. The Option shall expire on the Expiration Date set forth above (the "Expiration Date") and must be exercised, if at all, on or before the Expiration Date.

            3. TERMINATION.

                  3.1 TERMINATION FOR ANY REASON EXCEPT DEATH OR DISABILITY. If Participant is terminated for any reason, except death or Disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.2 TERMINATION BECAUSE OF DEATH OR DISABILITY. If Participant is Terminated because of death or Disability of Participant, the Option, to the extent that it is exercisable by Participant on the date of Termination may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.3 NO OBLIGATION TO EMPLOY. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

            4. MANNER OF EXERCISE.

                  4.1 STOCK OPTION EXERCISE AGREEMENT. To exercise this Option, Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia. Participant's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

                  4.2 LIMITATIONS ON EXERCISE. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

                  4.3 PAYMENT. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where expressly approved by the Committee and where permitted by law:

                        (a) by cancellation of indebtedness of the Company to the Participant;

                        (b) by waiver of compensation due or accrued to Participant for services rendered;

                        (c) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                        (d) with the written consent of the Company, by tender of a full recourse promissory note secured by an agreement pledging the Shares;

                        (e) (1) In the event that this Option is exercised immediately prior to the closing by the Company of a "corporate transaction" as defined in Section 18.1 of the Plan, or the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act (the "Initial Public Offering"), in lieu of exercising the Option in the manner provided above, the Participant may elect to receive shares equal to the value of the Option (or the portion thereof being canceled) by surrender of this Option at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

                        X = Y(A-B)/A

            Where       X = The number of shares of Common Stock to be issued
                            to the Participant.

                        Y = The number of shares of Common Stock purchasable
                            under the Option (at the date of such calculation).

                        A = The fair market value of one share of Common Stock
                            (at the date of such calculation).

                        B = The Purchase Price (as adjusted to the date of
                            such calculation).

                            (2) For purposes of this Section (e), the fair
market value of the Company's Common Stock shall be the price per share which the Company receives for a single share of Common Stock in the corporate transaction, or, if the Option is exercised in connection with the Initial Public Offering, the fair market value of the Company's Common Stock shall be equal to the mid-price of the range of prices set forth in he registration statement relating to the Initial Public Offering or, if a subsequent amendment thereto sets forth a different range of prices (other than a "pricing amendment" setting forth a single, final price) then the mid-price of the range of prices set forth in such amendment; or

                        (f) by any combination of the foregoing.

            5. REPURCHASE RIGHT

                  5.1 GRANT. Notwithstanding any other provision hereof, while the Participant is a service provider to the Company, the Participant may elect to exercise all but not less than all remaining Shares under the Option, whether or not vested, subject to the following provisions. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90) day period following the date the Participant ceases for any reason to be a service provider to the Company, to repurchase at the Purchase Price all of the Shares in which the Participant has not acquired a vested interest in accordance with the vesting provisions of paragraph 2.1 hereof (such shares to be hereinafter called the "Unvested Shares").

                  5.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Participant prior to the expiration of the applicable ninety (90) day period specified in paragraph 5.1 hereof. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. The Company shall, concurrently with the receipt of the stock certificates from escrow in accordance with paragraph 14 of the Plan, pay to Participant in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased by the Company.

                  5.3 TERMINATION OF THE REPURCHASE RIGHT/VESTING. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised under paragraph 5.2 hereof. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Shares in which Participant vests in accordance with the option vesting schedule set forth in paragraph 2.1 above. Accordingly, Participant shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares at such time as they would otherwise have vested under paragraph 2.1.

                  5.4 FRACTIONAL SHARES. No fractional shares shall be repurchased by the Company. Accordingly should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of paragraph 5.3 hereof) at the time the Participant ceases to be a service provider, then such fractional share shall be added to any fractional share in which the Participant is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

                  5.5 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                  5.6 CORPORATE TRANSACTION. In the event of any of the following transactions (a "Corporate Transaction"):

                  a) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated;

                  b) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                  c) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

            then the Repurchase Right shall automatically lapse in its entirety, and the Participant shall acquire a vested interest in all the Shares, upon the consummation of such Corporate Transaction, unless the acquirer of such assets or capital stock or successor corporation agrees that all consideration paid to or exchanged for any Unvested Shares shall continue to be subject to the vesting schedule set forth in paragraph 2.1 hereof based on the Participant's continued employment with such acquirer or successor corporation on the same terms and conditions as set forth herein. Notwithstanding the foregoing vesting schedule, in the event the Participant is an employee of the Company (or a parent or subsidiary of the Company) at the time the Company consummates a Corporate Transaction and within twelve months following the consummation of such Corporate Transaction the Participant is (i) terminated without Cause; (ii) the principal place of the performance of Participant's responsibilities (the "Principal Location") is changed to a location more than thirty-five (35) miles from Participant's Principal Location immediately prior to the Corporate Transaction, or (iii) there is a material reduction in Participant's responsibilities without Cause; then the Repurchase Right shall lapse with regard to one hundred percent (100%) of the Purchased Shares. As used herein, "Cause" shall mean misconduct, including: (i) commission of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful and material breach of the Company's policies; (iv) intentional and material damage to the Company's property; (v) wrongful disclosure of any trade secrets or other confidential information of the Company; or (vi) material breach of Participant's Proprietary Information and Inventions Agreement or similar agreement with the Company.

                  5.7 ASSIGNMENT. In the event the Company for any reason elects not to exercise the Repurchase Right pursuant to this Article 5, the Company may assign it, provided that the Repurchase Right shall not extend beyond the ninety
(90) day period described in paragraph 5.2 hereof. In the event that the Company and such assignees do not elect to exercise the Repurchase Right as to all of the shares of stock subject to it, the Repurchase Right shall expire as to all shares, which the Company and such assignees have not elected to purchase.

            6. MARKET STANDOFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, a person shall not sell, or make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares issued pursuant to an Option granted under the Plan without the prior written consent of the Company or its underwriters. The Company and its underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Company and such underwriters. Any Shares issued under this Option shall be stamped or otherwise imprinted with a legend substantially in the following form:

                THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE
               SUBJECT TO CERTAIN LOCK-UP RESTRICTIONS ON TRANSFER
                SET FORTH IN THAT CERTAIN STOCK OPTION AGREEMENT
               BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY.

            7. TAX WITHHOLDING. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

            8. ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

            9. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

            10. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

            11. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

            12. FEDERAL TAX CONSEQUENCES. Set forth below is a brief summary as of the Date of Grant of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THIS SUMMARY DOES NOT ADDRESS STATE OR LOCAL TAX LAWS OR THE TAX LAWS OF COUNTRIES OTHER THAN THE UNITED STATES. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                  12.1 EXERCISE OF ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price may be treated as an adjustment to the Participant's income for purposes of the alternative minimum tax and may subject the Participant to the alternative minimum tax in the year of exercise.

                  12.2 EXERCISE OF NONQUALIFIED STOCK OPTION. If the Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  12.3 DISPOSITION OF SHARES. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option (and, in the case of an ISO, are disposed of more than two years after the Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

            13. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

            14. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

            15. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

            16. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile or telecopier.

            17. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

            18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

            19. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Grant Date.

GOBEAM, INC.                                      PARTICIPANT
A DELAWARE CORPORATION

By:____________________________________           ______________________________
                                                            (Signature)

   ____________________________________
            (Print Name and Title)

                                    EXHIBIT A

                                  GOBEAM, INC.
               2000 Employee and Consultant Equity Incentive Plan

                                 EXERCISE NOTICE

GoBeam, Inc.
260 N. Wolfe Road
Sunnyvale CA 94086

1. Exercise of Option. Effective as of today, _________________, _____, the undersigned, ___________________________("Purchaser"), hereby elects to purchase__________________(_________) shares (the "Shares") of the Common Stock of GoBeam, Inc., a Delaware corporation (the "Company"), under and pursuant to the 2000 Employee and Consultant Equity Incentive Plan (the "Plan"), and the Stock Option Agreement dated_______________,_____(the "Option Agreement"). The purchase price per share for the Shares shall be $__for an aggregate purchase price of $_____, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares. I hereby elect to pay the exercise price by the method marked below:

               a.___________Cash
               b.___________Check
               c.___________Same day exercise and sale
               d.___________Delivery of already owned shares of Common Stock e.___________Promissory Note

3. Broker Instructions. In the event I have elected to exercise options via the same day exercise and sale method, you are hereby authorized to instruct_______________(the "Broker") to accept the proceeds deriving from the sale of the Shares, and to take the following actions: (i) to deduct from the proceeds of the sale the aggregate purchase exercise price specified above; (ii) to deduct from the proceeds of the sale any Company expenses; (iii) to deduct from the proceeds any tax withholding requested by the Company and to request in writing from the Company a statement of the tax amounts to be withheld, if no request has been given by the Company; (iv) to deliver the above amounts so deducted to the Company; and (v) to deliver the remaining proceeds to me as I shall direct the Broker.

      These instructions shall be construed as authorizing the Broker and the Company to take any other actions reasonably necessary to affect the purposes hereof and the Broker and the Company may rely upon any statements and undertakings made herein by the undersigned, as if said statements and undertakings were made directly to the Broker and the Company.

      I further acknowledge that I shall bear sole responsibility for any commissions and fees relating to the performance of these instructions by the Broker or the Company, and any other banking activities and will, upon demand, indemnify and defend the Broker or the Company against any amounts, which may be owing in this regard.

4. Escrow for Unvested Shares.

      a) Deposit. Upon issuance, the certificate for any shares subject to repurchase rights hereunder shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article 4. Such deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A attached hereto. The deposited certificate, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificate (or other assets and securities) shall be released or otherwise surrendered for cancellation in accordance with paragraph 4 hereof.

      b) Recapitalization. Any cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted, or additional securities or other property which is by reason of such event distributed with respect to the Shares shall be immediately delivered to the Company to be held in escrow under this Article 4, but only to the extent the Shares are at the time subject to the escrow requirements of paragraph 14 of the Plan.

      c) Release/Surrender. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

            i. Should the Company (or its assignees) elect to exercise the Repurchase Right under paragraph 5 with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Purchaser, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Purchaser shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

            ii. When all of the Shares are free of all repurchase rights hereunder the Shares as well as all other vested assets and securities) shall be released from escrow and delivered to the Purchaser upon the request of the Purchaser.

            iii. All Shares (or other assets or securities) released from escrow in accordance with the above provisions shall nevertheless remain subject to all other restrictions applicable thereto (whether under this Agreement or otherwise), until such provisions terminate in accordance with their terms.

5. Section 83(b) Election. The Purchaser understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares may be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase a portion of the Shares pursuant to this Agreement. Purchaser understands, however, that Purchaser may elect to be taxed at the time such Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares at the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit B hereto. Purchaser understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Purchaser as the forfeiture restrictions lapse. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF.

6. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement, and agrees to abide by and be bound by their terms and conditions.

7. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. In the event Purchaser has not sold the Shares in a same day exercise and sale, a share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

8. Tax Consultation; Payment of Taxes. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

      Purchaser agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations with respect to the exercise of the Option and, if applicable, the sale of the Shares and will, upon demand, indemnify and defend the Company and, if applicable, the Broker, against any amounts which may be owing in this regard. Purchaser also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, if applicable, to notify the Company in writing within thirty (30) days of any disposition of any Shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the date the Shares were transferred to Purchaser. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, Purchaser agrees to satisfy the amount of such withholding in a manner that the Committee prescribes.

9. Entire Agreement. The Plan and Agreement are incorporated herein by reference. This Agreement, the Plan and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof.

10. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

11. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

12. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Purchaser or by the Company forthwith to the Company's Board of Directors or the Committee that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on all persons.

13. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California as it applies to contracts entered into and to be performed entirely within that state. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

15. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:                             Accepted by:
PURCHASER:                                GOBEAM, INC.:

By:_______________________________        By:_______________________________
            (Signature)                                 (Signature)

   _______________________________           _______________________________
       (Print Name and Title)                    (Print Name and Title)

Address:                                  Address:
_______________________________           260 N. Wolfe Road
_______________________________           Sunnyvale, CA 94086

                                    EXHIBIT B

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

      The undersigned,____________________________(the "Taxpayer"), hereby makes the election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to shares of Common Stock of GoBeam, Inc. (the "Shares" or "Property") acquired by the undersigned during the taxable year.

      The following information with respect to such election is provided below:

      1.    NAME, ADDRESS AND SOCIAL SECURITY NUMBER OF THE TAXPAYER:

            ___________________________________________
            ___________________________________________
            ___________________________________________

            Social Security Number: ___________________

      2. A DESCRIPTION OF EACH PROPERTY WITH RESPECT TO WHICH THE ELECTION IS BEING MADE:

            ___________shares of Common Stock of GoBeam, Inc., a Delaware corporation.

      3. DATE ON WHICH THE PROPERTY WAS TRANSFERRED AND THE TAXABLE YEAR FOR WHICH THE ELECTION IS MADE:

            Date of Transfer:    ________________________

            Taxable Year:        ________________________Calendar Year

      4.    NATURE OF THE RESTRICTIONS TO WHICH THE PROPERTY IS SUBJECT:

      The Taxpayer is required to sell the Shares back to GoBeam, Inc., a Delaware corporation, at their original purchase price if the Taxpayer terminates employment or service with GoBeam, Inc. before the Taxpayer's rights to the Shares have vested. Twenty-five percent of the Shares will vest on the First Vesting Date and the remainder will vest at the rate of 1/36th per month starting one month after the First Vesting Date, until fully vested, unless vesting ceases as set forth in the 2000 Employee and Consultant Equity Incentive Plan of GoBeam, Inc. or the Stock Option Agreement under which the Shares were acquired.

      5.    FAIR MARKET VALUE AT THE TIME OF TRANSFER OF THE PROPERTY:

            $___ per share

      6.    THE AMOUNT PAID FOR THE PROPERTY:

            $___ per share

      7.    ADDITIONAL COPIES OF ELECTION:

            A copy of this election has been furnished to GoBeam, Inc., a Delaware corporation, the entity for which services were performed.

      8.    PERFORMANCE OF SERVICES AND BENEFICIAL TRANSFEREE:

            The Taxpayer performed the services in connection with the transfer of the Property and is the beneficial transferee of the Property.

                                      * * *

      The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

 Dated:_______________                  TAXPAYER:

                                        ____________________________

                                        TAXPAYER'S SPOUSE'S CONSENT:

                                        ____________________________

                                    EXHIBIT C

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________(_______________) shares of the
Common Stock of GoBeam, Inc. (the "Company") standing in the undersigned's name on the books of the Company represented by Certificate No.__________herewith and do hereby irrevocably constitute and appoint Attorney to transfer such Common Stock on the books of the within named Company with full power of substitution in the premises.

      Dated:____________

                                        _______________________________________
                                        (Signature)

                                        _______________________________________

                                        _______________________________________
                                        (Spouse's Signature, if applicable)

                                        _______________________________________
                                        (Printed Name)

     THIS ASSIGNMENT IS SOLELY FOR THE PURPOSE OF EFFECTING A REPURCHASE OF SHARES UNDER THE TERMS OF THE STOCK OPTION AGREEMENT PURSUANT TO WHICH
                       THE SIGNATORY PURCHASED THE SHARES.

NO._ __

                                  GOBEAM, INC.
               2000 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between GoBeam, Inc., a Delaware corporation (the "Company"), and the participant named below ("Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2000 Employment and Consultant Equity Incentive Plan (the "Plan").

PARTICIPANT:                    ________________________________

SOCIAL SECURITY NUMBER:         ________________________________

ADDRESS:                        ________________________________

                                ________________________________

TOTAL OPTION SHARES:            ___________________________

EXERCISE PRICE PER SHARE:       ________________________________

DATE OF GRANT:                  ________________________________

FIRST VESTING DATE:             ________________________________

EXPIRATION DATE:                ________________________________

TYPE OF STOCK OPTION
(CHECK ONE):                     [ ] INCENTIVE STOCK OPTION
                                 [ ] NONQUALIFIED STOCK OPTION

            1. GRANT OF OPTION. The Company hereby grants to Participant an option (the "Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            2. EXERCISE PERIOD.

                  2.1 EXERCISE PERIOD OF OPTION. Provided Participant continues to be an employee or service provider of the Company or any Subsidiary or Parent throughout the specified period, the Option shall become exercisable as to portions of the Shares as follows: (a) This Option shall not be exercisable with respect to any of the Shares until the First Vesting Date set forth above (the "First Vesting Date"); (b) on the First Vesting Date the Option shall become exercisable as to twenty-five percent (25%) of the Shares; and (c) thereafter, the remaining seventy-five percent (75%) shall vest at the rate of one thirty-sixth (1/36) per month for thirty-six (36) consecutive months commencing one month after the First Vesting Date. If application of the vesting percentage causes a fractional Share, such Share shall be rounded down to a whole Share.

                  2.2 EXPIRATION. The Option shall expire on the Expiration Date set forth above (the "Expiration Date") and must be exercised, if at all, on or before the Expiration Date.

            3. TERMINATION.

                  3.1 TERMINATION FOR ANY REASON EXCEPT DEATH OR DISABILITY. If Participant is terminated for any reason, except death or Disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.2 TERMINATION BECAUSE OF DEATH OR DISABILITY. If Participant is Terminated because of death or Disability of Participant, the Option, to the extent that it is exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.3 NO OBLIGATION TO EMPLOY. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

            4. MANNER OF EXERCISE.

                  4.1 STOCK OPTION EXERCISE AGREEMENT. To exercise this Option, Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia, Participant's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

                  4.2 LIMITATIONS ON EXERCISE. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

                  4.3 PAYMENT. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where expressly approved by the Committee and where permitted by law:

                        (a) by cancellation of indebtedness of the Company to the Participant;

                        (b) by waiver of compensation due or accrued to Participant for services rendered;

                        (c) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                        (d) with the written consent of the Company, by tender of a full recourse promissory note secured by an agreement pledging the Shares;

                        (e) (1) In the event that this Option is exercised immediately prior to the closing by the Company of a "corporate transaction" as defined in Section 18.1 of the Plan, or the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act (the "Initial Public Offering"), in lieu of exercising the Option in the manner provided above, the Participant may elect to receive shares equal to the value of the Option (or the portion thereof being canceled) by surrender of this Option at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

                        X = Y (A - B)/A

            Where       X = The number of shares of Common Stock to be issued to
                            the Participant.

                        Y = The number of shares of Common Stock purchasable
                            under the Option (at the date of such calculation).

                        A = The fair market value of one share of Common Stock
                            (at the date of such calculation).

                        B = The Purchase Price (as adjusted to the date of such
                            calculation).

                              (2) For purposes of this Section (e), the fair
market value of the Company's Common Stock shall be the price per share which the Company receives for a single share of Common Stock in the corporate transaction, or, if the Option is exercised in connection with the Initial Public Offering, the fair market value of the Company's Common Stock shall be equal to the mid-price of the range of prices set forth in the registration statement relating to the Initial Public Offering or, if a subsequent amendment thereto sets forth a different range of prices (other than a "pricing amendment" setting forth a single, final price) then the mid-price of the range of prices set forth in such amendment; or

                        (f) by any combination of the foregoing.

            5. REPURCHASE RIGHT

                  5.1 GRANT. Notwithstanding any other provision hereof, while the Participant is a service provider to the Company, the Participant may elect to exercise all but not less than all remaining Shares under the Option, whether or not vested, subject to the following provisions. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90) day period following the date the Participant ceases for any reason to be a service provider to the Company, to repurchase at the Purchase Price all of the Shares in which the Participant has not acquired a vested interest in accordance with the vesting provisions of paragraph 2.1 hereof (such shares to be hereinafter called the "Unvested Shares").

                  5.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Participant prior to the expiration of the applicable ninety (90) day period specified in paragraph 5.1 hereof. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. The Company shall, concurrently with the receipt of the stock certificates from escrow in accordance with paragraph 14 of the Plan, pay to Participant in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased by the Company.

                  5.3 TERMINATION OF THE REPURCHASE RIGHT/VESTING. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised under paragraph 5.2 hereof. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Shares in which Participant vests in accordance with the option vesting schedule set forth in paragraph 2.1 above. Accordingly, Participant shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares at such time as they would otherwise have vested under paragraph 2.1.

                  5.4 FRACTIONAL SHARES. No fractional shares shall be repurchased by the Company. Accordingly should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of paragraph 5.3 hereof) at the time the Participant ceases to be a service provider, then such fractional share shall be added to any fractional share in which the Participant is at such time vested in order to make one Whole vested share no longer subject to the Repurchase Right.

                  5.5 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                  5.6 CORPORATE TRANSACTION. In the event of any of the following transactions (a "Corporate Transaction"):

                  a)a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated;

                  b)the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                  c)any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

            then the Repurchase Right shall automatically lapse in its entirety, and the Participant shall acquire a vested interest in all the Shares, upon the consummation of such Corporate Transaction, unless the acquirer of such assets or capital stock or successor corporation agrees that all consideration paid to or exchanged for any Unvested Shares shall continue to be subject to the vesting schedule set forth in paragraph 2.1 hereof based on the Participant's continued employment with such acquirer or successor corporation on the same terms and conditions as set forth herein.

                  5.7 ASSIGNMENT. In the event the Company for any reason elects not to exercise the Repurchase Right pursuant to this Article 5, the Company may assign it, provided that the Repurchase Right shall not extend beyond the ninety
(90) day period described in paragraph 5.2 hereof. In the event that the Company and such assignees do not elect to exercise the Repurchase Right as to all of the shares of stock subject to it, the Repurchase Right shall expire as to all shares, which the Company and such assignees have not elected to purchase.

            6. MARKET STANDOFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, a person shall not sell, or make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares issued pursuant to an Option granted under the Plan without the prior written consent of the Company or its underwriters. The Company and its underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Company and such underwriters. Any Shares issued under this Option shall be stamped or otherwise imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN LOCK-UP RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN STOCK OPTION AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY.

            7. TAX WITHHOLDING. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

            8. ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

            9. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

            10. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

            11. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

            12. FEDERAL TAX CONSEQUENCES. Set forth below is a brief summary as of the Date of Grant of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THIS SUMMARY DOES NOT ADDRESS STATE OR LOCAL TAX LAWS OR THE TAX LAWS OF COUNTRIES OTHER THAN THE UNITED STATES. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                  12.1 EXERCISE OF ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price may be treated as an adjustment to the Participant's income for purposes of the alternative minimum tax and may subject the Participant to the alternative minimum tax in the year of exercise.

                  12.2 EXERCISE OF NONQUALIFIED STOCK OPTION. If the Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  12.3 DISPOSITION OF SHARES. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option (and, in the case of an ISO, are disposed of more than two years after the Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

            13. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

            14. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be [final and binding on the Company and Participant.

            15. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

            16. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile or telecopier.

            17. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

            18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

            19. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Grant Date.

GOBEAM, INC.                            PARTICIPANT
A DELAWARE CORPORATION

By:___________________________          ___________________________________
                                                    (Signature)

   ___________________________
     (Print Name and Title)

                                    EXHIBIT A

                                  GOBEAM, INC.
               2000 Employee and Consultant Equity Incentive Plan

                                 EXERCISE NOTICE

GoBeam, Inc.
260 N. Wolfe Road
Sunnyvale CA 94086

1. Exercise of Option. Effective as of today, _______________, _____, the undersigned, ________________________________("Purchaser"), hereby elects to purchase__________________(________) shares (the "Shares") of the Common Stock of GoBeam, Inc., a Delaware corporation (the "Company"), under and pursuant to the 2000 Employee and Consultant Equity Incentive Plan (the "Plan"), and the Stock Option Agreement dated _____________,____(the "Option Agreement"). The purchase price per share for the Shares shall be $____for an aggregate purchase price of $_______, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares. I hereby elect to pay the exercise price by the method marked below:

            a. ______________Cash
            b. ______________Check
            c. ______________Same day exercise and sale
            d. ______________Delivery of already owned shares of Common Stock
            e. ______________Promissory Note

      3. Broker Instructions. In the event I have elected to exercise options via the same day exercise and sale method, you are hereby authorized to instruct ____________________(the "Broker") to accept the proceeds deriving from the sale of the Shares, and to take the following actions: (i) to deduct from the proceeds of the sale the aggregate purchase exercise price specified above; (ii) to deduct from the proceeds of the sale any Company expenses; (iii) to deduct from the proceeds any tax withholding requested by the Company and to request in writing from the Company a statement of the tax amounts to be withheld, if no request has been given by the Company; (iv) to deliver the above amounts so deducted to the Company; and (v) to deliver the remaining proceeds to me as I shall direct the Broker.

      These instructions shall be construed as authorizing the Broker and the Company to take any other actions reasonably necessary to affect the purposes hereof and the Broker and the Company may rely upon any statements and undertakings made herein by the undersigned, as if said statements and undertakings were made directly to the Broker and the Company.

      I further acknowledge that I shall bear sole responsibility for any commissions and fees relating to the performance of these instructions by the Broker or the Company, and any other banking activities and will, upon demand, indemnify and defend the Broker or the Company against any amounts, which may be owing in this regard.

4. Escrow for Unvested Shares.

      a) Deposit. Upon issuance, the certificate for any shares subject to repurchase rights hereunder shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article 4. Such deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A attached hereto. The deposited certificate, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificate (or other assets and securities) shall be released or otherwise surrendered for cancellation in accordance with paragraph 4 hereof.

      b) Recapitalization. Any cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted, or additional securities or other property which is by reason of such event distributed with respect to the Shares shall be immediately delivered to the Company to be held in escrow under this Article 4, but only to the extent the Shares are at the time subject to the escrow requirements of paragraph 14 of the Plan.

      c) Release/Surrender. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

            i. Should the Company (or its assignees) elect to exercise the Repurchase Right under paragraph 5 with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Purchaser, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Purchaser shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

            ii. When all of the Shares are free of all repurchase rights hereunder the Shares as well as all other vested assets and securities) shall be released from escrow and delivered to the Purchaser upon the request of the Purchaser.

            iii. All Shares (or other assets or securities) released from escrow in accordance with the above provisions shall nevertheless remain subject to all other restrictions applicable thereto (whether under this Agreement or otherwise), until such provisions terminate in accordance with their terms.

5. Section 83(b) Election. The Purchaser understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares may be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase a portion of the Shares pursuant to this Agreement. Purchaser understands, however, that Purchaser may elect to be taxed at the time such Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares at the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit B hereto. Purchaser understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Purchaser as the forfeiture restrictions lapse. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF.

6. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement, and agrees to abide by and be bound by their terms and conditions.

7. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. In the event Purchaser has not sold the Shares in a same day exercise and sale, a share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

8. Tax Consultation; Payment of Taxes. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

      Purchaser agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations with respect to the exercise of the Option and, if applicable, the sale of the Shares and will, upon demand, indemnify and defend the Company and, if applicable, the Broker, against any amounts which may be owing in this regard. Purchaser also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, if applicable, to notify the Company in writing within thirty (30) days of any disposition of any Shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the date the Shares were transferred to Purchaser. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, Purchaser agrees to satisfy the amount of such withholding in a manner that the Committee prescribes.

9. Entire Agreement. The Plan and Agreement are incorporated herein by reference. This Agreement, the Plan and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof.

10. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

11. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

12. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Purchaser or by the Company forthwith to the Company's Board of Directors or the Committee that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on all persons.

13. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California as it applies to contracts entered into and to be performed entirely within that state. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given up on personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

15. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:                            Accepted by:
PURCHASER:                               GOBEAM, INC.:

By:_____________________________         By:_______________________________
            (Signature)                               (Signature)

   _____________________________            _______________________________
       (Print Name and Title)                    (Print Name and Title)

Address:                                 Address:
____________________________             260 N. Wolfe Road
____________________________             Sunnyvale, CA 94086

                                    EXHIBIT B

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

      The undersigned,__________________(the "Taxpayer"), hereby makes the election under Section 83 (b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to shares of Common Stock of GoBeam, Inc. (the "Shares" or "Property") acquired by the undersigned during the taxable year.

      The following information with respect to such election is provided below:

      1.    NAME, ADDRESS AND SOCIAL SECURITY NUMBER OF THE TAXPAYER:

            ___________________________________________
            ___________________________________________
            ___________________________________________

            Social Security Number: ___________________

      2. A DESCRIPTION OF EACH PROPERTY WITH RESPECT TO WHICH THE ELECTION IS BEING MADE:

            ____________shares of Common Stock of GoBeam, Inc., a Delaware corporation.

      3. DATE ON WHICH THE PROPERTY WAS TRANSFERRED AND THE TAXABLE YEAR FOR WHICH THE ELECTION IS MADE:

            Date of Transfer:      ___________________

            Taxable Year:          ___________________Calendar Year

      4.    NATURE OF THE RESTRICTIONS TO WHICH THE PROPERTY IS SUBJECT:

      The Taxpayer is required to sell the Shares back to GoBeam, Inc., a Delaware corporation, at their original purchase price if the Taxpayer terminates employment or service with GoBeam, Inc. before the Taxpayer's rights to the Shares have vested. Twenty-five percent of the Shares will vest on the First Vesting Date and the remainder will vest at the rate of 1/36th per month starting one month after the First Vesting Date, until fully vested, unless vesting ceases as set forth in the 2000 Employee and Consultant Equity Incentive Plan of GoBeam, Inc. or the Stock Option Agreement under which the Shares were acquired.

      5.    FAIR MARKET VALUE AT THE TIME OF TRANSFER OF THE PROPERTY:

            $___ per share

      6.    THE AMOUNT PAID FOR THE PROPERTY:

            $___ per share

      7.    ADDITIONAL COPIES OF ELECTION:

            A copy of this election has been furnished to GoBeam, Inc., a Delaware corporation, the entity for which services were performed.

      8.    PERFORMANCE OF SERVICES AND BENEFICIAL TRANSFEREE:

            The Taxpayer performed the services in connection with the transfer of the Property and is the beneficial transferee of the Property.

                                      * * *

      The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:______________                    TAXPAYER:

                                        _____________________________

                                        TAXPAYER'S SPOUSE'S CONSENT:

                                        _____________________________

                                    EXHIBIT C

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________(___________) shares of the Common Stock of
GoBeam, Inc. (the "Company) standing in the undersigned's name on the books of the Company represented by Certificate No._______________herewith and do hereby irrevocably constitute and appoint Attorney to transfer such Common Stock on the books of the within named Company with full power of substitution in the premises.

      Dated:____________

                                        ___________________________________
                                        (Signature)

                                        ___________________________________

                                        ___________________________________
                                       (Spouse's Signature, if applicable)

                                        ___________________________________
                                        (Printed Name)

     THIS ASSIGNMENT IS SOLELY FOR THE PURPOSE OF EFFECTING A REPURCHASE OF SHARES UNDER THE TERMS OF THE STOCK OPTION AGREEMENT PURSUANT TO WHICH
                       THE SIGNATORY PURCHASED THE SHARES.